UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2022

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2022, Qualys, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2022. In the press release, the Company also announced that it will hold a conference call on November 2, 2022, to discuss its financial results for the quarter ended September 30, 2022. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2022, the Board of Directors (the “Board”) of the Company amended and restated the Company’s Bylaws effective immediately. The Bylaws were amended and restated, among other things, to:

•	clarify various provisions relating to the calling and cancelling of special meetings;

•	update various aspects of the advance notice and stockholder meeting provisions;

•	revise the provision regarding board action by written consent;

•	revise the advance notice provision;

•	revise the provisions regarding advanced payment of expenses and indemnification;

•	include a forum selection provision;

•	update various provisions regarding directors, board committees and officers; and

•	make various updates throughout to conform to current Delaware law and to make ministerial changes, clarifications, and other conforming revisions.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The amendments to the Bylaws described above change the periods during which the Company must receive (i) proposals for actions for consideration at next year’s annual meeting of stockholders (and future meetings) and (ii) nominations of individuals to serve as directors as follows:

Our Bylaws establish an advance notice procedure for stockholders who wish to nominate directors or present a proposal before an annual meeting of stockholders but do not intend for the nomination or proposal to be included in our proxy statement for that meeting. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is brought (i) pursuant to the Company’s notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board; (iii) as may be provided in the certificate of designations for any class or series of preferred stock; or (iv) by specified stockholders who comply with specified procedures, including giving advance written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than 8:00 a.m. Eastern time on February 8, 2023; and

•	not later than 5:00 p.m. Eastern time on March 10, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws

99.1	Press release issued by Qualys, Inc. dated November 2, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Joo Mi Kim
Joo Mi Kim Chief Financial Officer

Date: November 2, 2022